UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 3, 2006

BOLT TECHNOLOGY CORPORATION

(Exact name of registrant as specified in its charter)

Connecticut	0-10723	06-0773922
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Four Duke Place, Norwalk, Connecticut	06854
(Address of principal executive office)	(Zip Code)

Registrant’s telephone number, including area code (203) 853-0700

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8—Other Events

Item 8.01. Other Events

In accordance with Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, and the insider trading policy of Bolt Technology Corporation (the “Company”), three directors of the Company have each advised the Company that he has entered into, or intends to enter into, an individual selling plan for shares of the Company’s common stock, on or about February 3, 2006. Pursuant to these 10b5-1 selling plans, Joseph Espeso, the Company’s Senior Vice President-Finance and Chief Financial Officer, will sell up to 29,000 shares of the Company’s common stock, Joseph Mayerick, Jr., the Company’s Senior Vice President-Marketing and Secretary, will sell up to 30,000 shares of the Company’s common stock, and Gerald H. Shaff, the President of the Company’s wholly-owned subsidiary, Custom Products Corporation, will sell up to 100,000 shares of the Company’s common stock. Each of the individual selling plans is with a different broker and has a different time period and terms. In addition, Raymond M. Soto, the Company’s President and Chief Executive Officer, and a director of the Company, is filing a Form 144 with the intention to sell up to 100,000 shares of the Company’s common stock. All four individuals intend that such transactions be carried out in an orderly fashion in the market, and are implementing them as a part of their long-term investment strategies for diversification, liquidity and estate planning.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLT TECHNOLOGY CORPORATION

By:	/s/ Raymond M. Soto
Raymond M. Soto
Chairman and President

Dated: February 3, 2006

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